EXHIBIT 10(ii)


                                AMENDMENT OF NOTE


     AGREEMENT made as of the 30th day of September, 1997, by and among USTrust, a Massachusetts trust company with a principal place of business at 30 Court Street, Boston, Massachusetts 02108 (hereinafter called "Bank"), Thermodynetics, Inc., a Delaware corporation, and Turbotec Products, Inc., a Connecticut corporation, both with a principal place of business at 651 Day Hill Road, Windsor, Connecticut 06095 (hereinafter, jointly and severally, called "Borrower").

     WHEREAS, Bank is the holder of a Secured Term Note in the original principal amount of Four Hundred Thousand ($400,000.00) Dollars, of which Borrower is the maker, dated October 17, 1996 (the "Note"); and

     WHEREAS, Bank and Borrower wish to extend and amend the terms of the Note.

     NOW THEREFORE, Bank and Borrower agree each for themselves, their heirs, representatives, successors and assigns as follows:

     1. The present principal balance of the Note is now Three Hundred Thirty-Three Thousand Three Hundred Thirty ($333,330.00) Dollars and the time for payment of the Note shall be in or within fifty (50) months with interest at the Base Lending Rate from time to time in effect plus one (1%) percent per annum.

     2. The principal sum of Three Hundred Thirty-Three Thousand Three Hundred Thirty ($333,330.00) Dollars shall be payable in fifty (50) installments as follows: $6,667.00 on October 1, 1997, and the same amount (except the last installment which shall be the unpaid balance) on the first day of each month thereafter until the Note is fully paid, together with interest from the date hereof on the said principal sum from time to time outstanding at the Base Lending Rate from time to time in effect at Bank plus one (1%) percent per annum. Such interest shall be payable monthly in arrears on the first day of each month, commencing on the first of such dates next succeeding the date hereof. The term "Base Lending Rate" as used herein shall mean the rate of interest announced by Bank from time to time at its head office as its Base Lending Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by Bank. Interest shall be calculated on the actual days elapsed in a 360 day year.

     3. All of Bank's rights under the Note and Mortgage, except as herein expressly changed, shall continue during the term of the Note and Mortgage and during the term as extended by this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument as of the day and year first above written.

                                                    THERMODYNETICS, INC.

/s/                                         By: /s/
------------------------------                  --------------------------------
Witness                                         Robert A. Lerman, President

                                            TURBOTEC PRODUCTS, INC.

/s/                                         By: /s/
------------------------------                  --------------------------------
Witness                                          Robert I. Lieberman, President
                                                 and Treasurer

                                            USTRUST

/s/                                         By: /s/
------------------------------                  --------------------------------
Witness                                         D. Michael Murray, Vice
                                                    President